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                                                                  Exhibit 3.(ii)


                                     BYLAWS
                                       OF
                            RIVERSIDE PARKWAY, INC.

                                   ARTICLE I

STOCKHOLDERS

Section 1.       Annual Meeting

         An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and to fill any vacancies, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

Section 2.       Notice of Annual Meeting

         Notice of each annual meeting stating the place, date, and hour of such meeting shall be given to each shareholder entitled to vote thereat not less than ten days nor more than sixty days before the date of the meeting unless otherwise required by law.

Section 3.       Special Meetings

         Special meeting of the stockholders, for any purpose of purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the chief executive officer and shall be held at such place, on such date, and at such time as they or he shall fix.

Section 4.       Notice of Special Meetings

         Written notice of the place, date, and time of all meetings of the stockholders shall be given not less then ten not more than sixty days before the date on which the meeting is to be held to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Oklahoma or the Certificate of Incorporation).
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Section 5.       Quorum

         At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposed, unless or except to the extent that the presence of a larger number may be required by law, but in no event shall a quorum consist of less than a majority of the shares entitled to vote at the meeting. If quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person of by proxy, may adjourn the meeting to another place, date, or time. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 6.       Conduct of Business

         Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the Company who is present shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the secretary of the Company, the secretary of the meeting shall be such person as the chairman appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 7.       Proxies and Voting

         At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Each stockholder shall have one vote for every share of stock entitled to vote that is registered in his name on the record date of the meeting, except as otherwise provided herein or required by law. All voting, except on the election of directors and where otherwise required by law, may be by a voice vote;
provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot
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shall be counted by an inspector or inspectors appointed by the chairman of the meeting. All elections shall be determined by plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

Section 8.       Stock Ledger

         A complete list of stockholders entitled to vote at any meeting of the stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                                   ARTICLE II

BOARD OF DIRECTORS

Section 1.       Number and Term of Office

         The number of directors who shall constitute the whole board shall be such number not less than five nor more than nine as the Board of Directors shall at the time have designated. Each director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law. Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected an qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies an the board which are being eliminated by the decrease.
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Section 2.       Vacancies

         If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, or other cause, then a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected an qualified.

Section 3.       Regular Meetings

         Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among the directors. A notice of each regular meeting shall not be required.

Section 4.       Special Meetings

         Special meetings of the Board of Directors may be called by a majority of the directors then in office and or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than three days before the meeting or by delivering the same by any means not less then eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5.       Quorum

         At any meeting of the Board of Directors, a majority of the total number of the whole board, but not less than five shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time without further notice or waiver thereof.

Section 6.       Participation in Meetings by Conference Telephone

         Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of
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conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 7.       Conduct of Business

         At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board from time to time may determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein of required by law. Action may be taken by the Board of Directors without a meeting if the required number of members thereof consent thereto in writing, and the writing or writings are filed with the minutes proceedings of the Board of Directors.

Section 8.       Powers

         The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Company, including, without limiting the generality of the foregoing, the following unqualified powers:

                 (a) To declare dividends from time to time in accordance with law;

                 (b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

                 (c) To authorize the creation, making, and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                 (d) To remove any officer of the Company with just cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

                 (e) To confer upon any officer of the Company the power to appoint, remove, and suspend subordinate officers and agents;

                 (f) To adopt from time to time such stock, stock option, stock purchase, bonus or other compensation plans for directors, officers, and agents of the Company and its subsidiaries as it may determine;
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                 (g)      To adopt from time to time such insurance,
         retirement, and other benefit plans for directors, officers, and agents of the Company and its subsidiaries as it may determine; and

                 (h) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Company's business and affairs.

Section 9.       Compensation of Directors

         Directors, as such, may receive, pursuant to resolution of the Board of Directors, reimbursement of expenses, fixed fees, and other compensation for their services as directors, including (without limitation) their services as members of committees of the directors.

                                  ARTICLE III

COMMITTEES

Section 1.       Committees of the Board of Directors

         The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any other provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member for the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2.       Conduct of Business

         Each committee may determine the procedural rules for meeting
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and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if the required number of members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                                   ARTICLE IV

OFFICERS

Section 1.       Generally

         The officers of the Company shall be chosen by the Board of Directors and shall, at a minimum, consist of a President and a Secretary. The Board of Directors may also choose additional officers, including a Chairman or Vice-Chairman of the Board of Directors, one or more Vice-Presidents who may be classified by their specific function, a Secretary, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person, except the offices of President and Secretary. The Board of Directors at its first meeting and after each annual meeting of shareholders shall choose a President and a Secretary, and may choose such other officers and agents as it shall deem necessary.

Section 2.       Salaries

         The salaries or other compensation, if any, of all officers and agents of the Company shall be fixed by the Board of Directors.

Section 3.       Terms of Office

         The officers of the Company shall hold office until their successors are chosen and qualify, or until their earlier resignation or removal. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.
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Section 4.       The Chairman or, in the absence of the Chairman, a
Vice-Chairman of the Board of Directors, if chosen, shall preside at all meetings of the Board of Directors, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.       President

         The President shall be the chief executive officer of the Company, shall preside at all meetings of the shareholders and may be expressly empowered by waiver of the Chairman of the Board to preside over all meetings of the Board of Directors, and shall have general and active management of the business of the Company an shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the company.

Section 6.       Vice-President

         The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 7.       Secretary

         The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Company and the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and regular and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. Additionally, the Secretary shall have custody of the corporate seal of the Company, and the Secretary or an Assistant Secretary shall have authority to affix it to any instrument requiring it, and
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when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by the Secretary's signature.

Section 8.       Assistant Secretary

         The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors from time to time prescribe.

Section 9.       Treasurer

         The Treasurer, if one is chosen or, if not, the Secretary, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all money and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer, if one is chosen or, if not, the Secretary, shall disburse the funds of the Company as may be ordered by the Board of Directors' taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions performed by the Treasurer (or Secretary, as the case may be) and of the financial condition of the Company. If required by the Board of Directors, the Treasurer, if one is chosen or, if not, the Secretary, shall be bonded in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of a treasurer and for the restoration to the Company, in case of the Treasurer's (or Secretary's) death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer (or Secretary), belonging to the Company.

Section 10.      Assistant Treasurer

             The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer,
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perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of directors may from time to time prescribe.

Section 11.      Delegation of Authority

         The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 12.      Removal

         Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any removal of said officer must be with just cause and ratified by a quorum of the Board of Directors.

                                   ARTICLE IV

RIGHT OF INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHERS

Section 1. Right to Indemnification

         Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, arbitral, or investigative (proceeding), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the company to the fullest extent authorized by the Oklahoma General Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than the Act permitted the Company to provide prior to such Amendment) against all
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expenses, liabilities, and loss (including attorneys' fees, judgments, fines,
E.R.I.S.A. excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Company expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Company in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

Section 2.       Right of Claimant to Bring Suit

         If a claim under Section 1 is not paid in full by the Company within ninety days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Oklahoma General Corporation Act for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conducts.

Section 3.       Non-Exclusivity of Rights

         The rights conferred by Sections 1 and 2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation,
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bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 4.       Insurance

         The Company may maintain insurance, at its expense, to protect itself and any such director, officer, employee, or agent of the Company or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability, or loss under the Oklahoma General Corporation Act.


                                   ARTICLE VI

STOCK

Section 1.       Certificates of Stock

         Each stockholder shall be entitled to a certificate in the name of the Company signed by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, Secretary or the Assistant Secretary, certifying the number of shares owned by the shareholder of the Company. Any or all the signatures on the certificate may be a facsimile.

Section 2.       Transfers of Stock

         Transfers of stock shall be made only upon the transfer books of the Company kept at an office of the Company or by transfer agents designated to transfer shares of the stock of the Company. Except where a certificate is issued in accordance with Section 4 of Article VI of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3.       Record Date

         The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting
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of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof; (ii) to express consent to corporate action in writing without a meeting; (iii) to receive payment of any dividend or other distribution or allotment of any rights; or (iv) to exercise any rights with respect to any change, conversion, or exchange of stock or with respect to any other lawful action.

Section 4.       Lost, Stolen, or Destroyed Certificates

         In the event of the loss, theft, or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.       Registration Under Securities Act

         The stock of the Company has not been registered under the Securities Act of 1933 or the Oklahoma Securities Act. The stock may not be sold, assigned, transferred, or pledged except with the express written consent of the Company; and such consent will be given only if: (i) the sale, assignment, transfer, or pledge is pursuant to an effective registration statement under the Securities Act of 1933, and qualification thereof under applicable state law; or (ii) the Company has received an opinion of counsel, which opinion is satisfactory to the Company's counsel, that the proposed sale, assignment, transfer, or pledge without such registration and qualification will not violate the Securities Act of 1933 or any other securities statutes or regulation. In recognition of the fact that the stock has not been registered under the Securities Act of 1933 or the Oklahoma Securities Act, each certificate shall bear the following legend:

         The (shares of Common Stock) (shares of Preferred Stock) evidenced by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the Oklahoma Securities Act (the "State Act"). (i) No resales, pledges, hypothications, or other transfers of the (Common Stock) (Preferred Stock) represented by this Certificate shall be made to any person or organization not having a principal residence or office, respectively, within the State of Oklahoma and/or (ii) no resales, pledges, hypothications, or other transfers of the (Common Stock)

(Preferred Stock) evidenced by this Certificate shall be made at any time whatsoever, except upon the issuance of a favorable opinion of counsel to the Company to the effect that the resale, pledge, hypothecation, or other transfer of such (Common Stock) (Preferred Stock) will not be in violation of the Act and/or the State Act and/or any rule or regulations promulgated thereunder.


                                     ARTICLE VIII

NOTICES

Section 1.       Notices

         Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the Company. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to directors may also be given by telegram. Notice by telegram shall be deemed to be given when delivered to the sending telegraph office.

Section 2.       Waivers

         Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.


                                   ARTICLE IX

MISCELLANEOUS

Section 1.       Corporate Seal

         The Board of Directors may provide a suitable seal, containing the name of the Company, which seal shall be in charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer. The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

Section 2.       Reliance Upon Books, Reports, and Records

         Each Director, each member of any committee designated by the Board of Directors, and each officer of the Company shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Company, including reports made to the Company by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 3.       Fiscal Year

         The fiscal year of the Company shall be as fixed by the Board of Directors.

Section 4.       Time Periods

         In applying any provision of these Bylaws that requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.


                                   ARTICLE X

AMENDMENTS

Section 1.       Amendments

         The Bylaws may be amended by the shareholders or by the Board of Directors at any regular meeting of the shareholders or of the Board of Directors, or at any special meeting of the shareholders or of the Board of Directors, if notice of such amendment, repeal, or adoption of the Bylaws be contained in the notice of such special meeting.

MEMORANDUM:      From L. Wm. Hiser, Jr./ Chairman of the Board-CEO

TO:      Officers and Directors of Riverside Parkway, Inc.

         By the authority vested in me at the Directors Meeting of 10-27-94, being duly and unanimously elected Chairman of the Board and further at this same meeting of 10-27-94 the newly elected Directors, by the authority given them by Article IV. Section 4, of the By-Laws which states the Chairman of the board "shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe" appointed me, L. Wm Hiser, Jr. chief Executive Officer, to perform all duties of that designation.

         That I, L. Wm. Hiser, Jr., Chairman of the Board/CEO of Riverside Parkway, Inc., by the authority given by the Board of Directors as described above, do hereby create and delegate the offices and duties of Vice Chairman and Co-Treasurer to be inclusive with the office of President.

         This action while having little or no change in existing duties or responsibilities of the officers of the corporation would only cause the following amendments to the By-Laws to read:

                                 Article IV
Officers
Section 4 - Chairman of the Board (Amended)

         The Chairman shall be the chief executive officer of the company or, in the absence of the chairman, a Vice Chairman of the Board of Directors, if chosen, shall perform such other duties and have such powers as the Board of Directors may from time to time prescribe.

                                 Article IV
Section V - President, Vice Chairman, (Amended)

         The President shall preside at all meetings of the share holders and may be expressly empowered by waiver of the Chairman of the Board to preside over all meetings of the Board of Directors, and shall have general and active management of the business of the company and shall see that all orders of the Chairman and Chief Executive Officer and resolutions of the Board of Directors are carried into affect. The President and Chief Executive shall execute bonds, mortgages and other contracts requiring a seal, render the seal of the company, with both signatures in evidence, except where required or permitted by law to be otherwise signed and executed but in no case without the expressed approval of the Chief Executive Officer and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

Stephen L. Lower, President,
Compensation                      $700.00 a week salary.
Expenses                          Furnishes own car but is allowed .28 a mile
Travel-Auto                       for all expenses relevant to its operation.
                                  This is within the I.R.S. guidelines of
                                  corporate deductible expenses for automobiles.
Travel-Hotels,                    All expenses within the I.R.S. guidelines as
Meals, etc.                       outlined as deductible expenses for those
                                  categories.
*Bonuses                          All bonuses are paid in common shares of the
                                  corporation, and are determined annually by the Board of Directors. None have been authorized for 1995.

No other compensation, expenses or bonuses have been approved by the Board nor have they been paid for those officers listed above.

Dated this 29th day of December, 1994.

/s/ L. WM. HISER, JR.                      /s/ STEPHEN L. LOWER
--------------------------------           --------------------------------
L. Wm. Hiser, Jr.                          Stephen L. Lower
CEO-Chief Executive Officer                President


/s/ SHIRLEY L. BOWMAN                      /s/ AGNES W. WARREN
--------------------------------           --------------------------------
Shirley L. Bowman                          Agnes W. Warren


/s/ FRANKLIN STECHER                       /s/ T. M. RHOTON
--------------------------------           --------------------------------
Franklin Stecher                           T. M. Rhoton


--------------------------------           --------------------------------
Clarence E. Kennedy                        Robert J. Williams


/s/ MYRTLE A. MOODY
--------------------------------           --------------------------------
Myrtle A. Moody